[ORRICK, HERRINGTON & SUTCLIFFE LLP]

                                   Exhibit 8.1



                               November 13, 2000


Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, NY 10010

Ladies and Gentlemen:

     We have advised Credit Suisse First Boston Mortgage Securities Corp. (the "Registrant") with respect to federal income tax aspects of the issuance by the Registrant of its Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series"). In connection therewith we have prepared the description of federal income tax consequences to holders of the Certificates that appears under the heading "Material Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 (the "Registration Statement") filed on November 13, 2000 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). In our opinion, such discussion is a discussion of the material federal income tax consequences of purchasing, holding and disposing of the Certificates (and also includes a discussion of certain minor and incidental consequences as well). In our opinion, to the extent the description of the material federal income tax consequences of purchasing, holding and disposing of the Certificates is a discussion of law or legal conclusions, such description is true and correct in all material respects. To the extent that such discussion explicitly states our opinion, we hereby confirm and adopt such opinion herein. In our opinion: (1) with respect to each Series of REMIC certificates (issued as described in the Prospectus), the related mortgage pool (or portion thereof) will be classified as one or more "real estate mortgage investment conduits" ("REMICs") and not an association taxable as a corporation (or publicly traded partnership treated as a corporation) and each class of Certificates will represent ownership of "regular" or "residual" interests in a REMIC, (2) with respect to each Series of FASIT certificates (issued as described in the Prospectus), the related pool (or portion thereof) will be classified as one or more "financial asset securitization trusts" ("FASITs") and not an association taxable as a corporation (or publicly traded partnership treated as a corporation) and each class of Certificates will represent a "regular" interest in a FASIT, and (3) with respect to each other Series of Certificates (issued as described in the Prospectus), the related trust fund will be a grantor trust for federal income tax purposes and not an association taxable as a corporation (or publicly traded partnership treated as a corporation) and each holder will be treated as holding an equity interest in such grantor trust.

      You should be aware that the discussion under "Material Federal Income Tax Consequences" in the Prospectus is intended as an explanatory discussion of the consequences of holding the Certificates generally and does not purport to furnish information in the level of detail or with the investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, the Prospectus indicates that it is recommended that each prospective investor consult with its own tax advisor regarding the application of United States federal income tax law, as well as any state, local, foreign or other tax laws, to their particular situations.

     You should be aware that this opinion applies to the Certificates as described in the Registration Statement. The Prospectus indicates that with respect to each Series of Certificates, Registrant's then current counsel will be identified in the related prospectus supplement and, if such counsel is other than Orrick, Herrington & Sutcliffe LLP or Brown & Wood LLP, will confirm (modify or supplement) the aforementioned opinions.

      In reaching the conclusions set forth herein, we have reviewed, relied upon, and assumed full compliance with the Pooling and Servicing Agreement or Trust Agreement and such other documents that we have deemed necessary or appropriate as a basis for the opinion contained herein. With your permission, we have further assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy, and completeness of the information, representations and warranties made in conferences or contained in the records, documents, instruments and certificates we have reviewed; (d) the due authorization, execution, and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties; and (e) the absence of any agreements or understandings among any other parties not contemplated by the aforementioned transaction documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Registrant and others.

      We express no opinion as to the law of any jurisdiction other than the federal income tax laws of the United States of America.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus contained therein, as supplemented by the prospectus supplement relating to a Series of Certificates. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, (including this opinion) as an exhibit or otherwise.

                               Very truly yours,

                              /s/ Orrick, Herrington & Sutcliffe LLP

                             ORRICK, HERRINGTON & SUTCLIFFE LLP

                                                                     Exhibit 8.2

                                                  November 13, 2000





Credit Suisse First Boston Mortgage Securities Corp.
Eleven Madison Avenue
New York, New York  10010


           Re: Credit Suisse First Boston Mortgage Securities Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as special tax counsel for Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") relating to the Certificates (defined below) and the authorization and issuance from time to time in one or more series (each, a "Series") of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"). Pursuant to Rule 429 of the Securities and Exchange Commission Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), the Prospectus Supplements and Prospectus contained in the Registration Statement also relate to the Company's registration statement No. 333-37616 as previously filed on Form S-3. The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement or trust agreement (each, an "Agreement") among the Company, a trustee (the "Trustee") and, where appropriate, one or more servicers (the "Servicer"), each to be identified in the prospectus supplement for such Series of Certificates.

      We have examined the forms of prospectus supplements and prospectus contained in the Registration Statement (the "Prospectus Supplements" and "Prospectus", respectively) and such other records, documents and instruments as we have deemed necessary for the purposes of this opinion.

      In arriving at the opinion expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the Company, the Trustee, the Servicer, if any, and any other party thereto and will be duly executed and delivered by the Company, the Trustee, the Servicer, if any, and any other party thereto substantially in the form filed as an exhibit to the Registration Statement; that each Series of Certificates will be duly executed and delivered in substantially the forms set forth in the related Agreement filed as an exhibit to the Registration Statement; that each Series of Certificates will be sold as described in the Registration Statement; and we have relied upon the documents referred to above (the "Documents"). We have assumed that all parties had the corporate power and authority to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite corporate actions, the due execution and delivery and the validity and binding effect and enforceability of such Documents. We have made investigations of such matters of law and fact as we have considered necessary or appropriate for the purpose of this opinion.

      Our opinion is also based on the assumption that there are no agreements or understandings with respect to the transactions contemplated in the Documents other than those contained in the Documents. Furthermore, our opinion is based on the assumption that all parties to the Documents will comply with the terms thereof, including all tax reporting requirements contained therein.

      As special tax counsel to the Company, we have advised the Company with respect to certain federal income tax aspects of the proposed issuance of each Series of Certificates pursuant to the related Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Certificates that appears under the heading "Material Federal Income Tax Consequences" or "Federal Income Tax Consequences," as the case may be, in the Prospectus Supplements and Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

      The opinions set forth herein are based upon the existing provisions of the Code and Treasury regulations issued or proposed thereunder, published Revenue Rulings and releases of the Internal Revenue Service and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based. The opinions expressed herein are limited as described above, and we do not express an opinion on any other legal or income tax aspect of the transactions contemplated by the Documents relating to the transaction.

      In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal income tax laws of the United States. This opinion is rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of changes in the event there is any change in legal authorities, facts, assumption or Documents on which this opinion is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion, unless we are specifically engaged to do so. Because the Prospectus Supplements and Prospectus contemplate Series of Certificates with numerous different characteristics, you should be aware that the particular characteristics of each Series must be considered in determining the applicability of this opinion to a particular Series of Certificates. The opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Material Federal Income Tax Consequences" or "Federal Income Tax Consequences," as the case may be, in the Prospectus Supplements and Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Securities Act, or the Rules and Regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                               Very truly yours,


                                               /s/ Brown & Wood LLP